As filed with the Securities and Exchange Commission on June 1, 2000.
                                                 Registration No. 333-__________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                          PRE-PAID LEGAL SERVICES, INC.
                (Name of registrant as specified in its charter)


           Oklahoma             321 East Main Street              73-1016728
  (State or jurisdiction of     Ada, Oklahoma 74820            (I.R.S. Employer
incorporation or organization)    (405) 436-1234             Identification No.)

                           (Address, including zip code,
                           and telephone number, including
                             area code, of registrant's
                             Principal Executive Offices)
                      _____________________________________

                 PRE-PAID LEGAL SERVICES, INC. STOCK OPTION PLAN
                            (Full title of the plan)


                                   Randy Harp
                              321 East Main Street
                               Ada, Oklahoma 74820
                                 (405) 436-1234
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            J. Bradford Hammond, Esq.
                   Crowe & Dunlevy, A Professional Corporation
                              500 Kennedy Building
                                321 South Boston
                           Tulsa, Oklahoma 74103-3133
                                 (918) 592-9800


                         CALCULATION OF REGISTRATION FEE

                                        Proposed       Proposed
                                         Maximum        Maximum
                           Amount to    Offering       Aggregate     Amount of
   Title of Securities         be        Price         Offering     Registration
    to be Registered       Registered  Per Share(1)    Price(1)         Fee
-------------------------------------------------------------------------------
 Common Stock, par value
 $0.01 per share           1,000,000      $28.875     $28,875,000     $7,623
-------------------------------------------------------------------------------

     (1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 26, 2000.

     The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-62663) and the Registration Statement on Form S-8 (File No. 333-53188), both relating to the Pre-Paid Legal Services, Inc. Stock Option Plan (the "Plan"), are incorporated herein by reference. The Board of Directors and the shareholders of the Registrant have approved the amendment of the Plan to increase the number of shares of Common Stock issuable pursuant to the Plan by 1,000,000 shares for a total of 2,000,000 shares. This Registration Statement has been filed in accordance with General Instruction E to Form S-8 for the purpose of registering the offer and sale of such 1,000,000 additional shares of Common Stock that may be issued or sold by the Registrant in connection with the Plan.

     For a list of exhibits filed as part of this Registration Statement, see the Exhibit Index hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ada, State of Oklahoma on June 1, 2000.


                                             PRE-PAID LEGAL SERVICES, INC.

                                             By: /s/ RANDY HARP
                                             ----------------------------------
                                             Randy Harp
                                             Chief Operating Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                            Position                         Date

HARLAND C. STONECIPHER*  Chairman of the Board of Directors         June 1, 2000
Harland C. Stonecipher   and Chief Executive Officer
                         (Principal Executive Officer)

WILBURN L. SMITH*        President and Director                     June 1, 2000
Wilburn L. Smith

/s/RANDY HARP            Chief Operating Officer and Director       June 1, 2000
Randy Harp

STEVE WILLIAMSON*        Chief Financial Officer                    June 1, 2000
Steve Williamson         (Principal Financial Officer)

KATHLEEN S. PINSON*      Vice President, Controller and Director    June 1, 2000
Kathleen S. Pinson       (Principal Accounting Officer)

MARTIN H. BELSKY*        Director                                   June 1, 2000
Martin H. Belsky

PETER K. GRUNEBAUM*      Director                                   June 1, 2000
Peter K. Grunebaum

JOHN W. HAIL*            Director                                   June 1, 2000
John W. Hail

DAVID A. SAVULA*         Director                                   June 1, 2000
David A. Savula

SHIRLEY A. STONECIPHER*  Director                                   June 1, 2000
Shirley A. Stonecipher

*By:   /s/ RANDY HARP
       Randy Harp
       Attorney-in-fact

                                INDEX TO EXHIBITS





  Exhibit No.                                    Description
----------------      -------------------------------------------------------
      5.1             Opinion of Crowe & Dunlevy, A Professional Corporation,
                      on legality of securities.

     23.1             Consent of Deloitte & Touche LLP.

     23.2             Consent of Arthur Andersen LLP.

     23.3 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).

     24.1             Powers of Attorney.